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                                                                    EXHIBIT 23.7

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 13, 1997, March 14, 1997, and April 8, 1997, that were utilized in aggregate as a basis for United Meridian Corporation's Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this Registration Statement.

                                         NETHERLAND, SEWELL & ASSOCIATES, INC.

                                         By: /s/  DANNY D. SIMMONS

                                            ------------------------------------
                                            Danny D. Simmons
                                            Senior Vice President

Houston, Texas
January 7, 1998